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                                                                  EXHIBIT 3(iv)


                             [STATE OF NEVADA SEAL]


                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that SMART WORLD UNITED, INC. did on May 26, 2000 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                                             IN WITNESS WHEREOF, I have hereunto
                                             set my hand and affixed the Great
                                             Seal of State, at my office, in
                                             Carson City, Nevada, on May 30,
                                             2000.



                                                      /s/ DEAN HELLER


[SEAL]                                                Secretary of State


                                                      By /s/ Patricia Taman
                                                        Certification Clerk